EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13D, dated November 13, 2024, with respect to the common stock, par value $0.01 per share, of Carrier Global Corporation (the “Schedule 13D”) is, and any and all subsequent amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an exhibit to the Schedule 13D and any amendments thereto. Each of the undersigned agrees to be responsible for the timely filing of any amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party hereto or thereto, except to the extent that it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Joint Filing Agreement has been executed and delivered by each of the undersigned as of November 13, 2024.

VIESSMANN GENERATIONS GROUP GMBH & CO. KG

By:	Viessmann Komplementär B.V., its sole general partner

By:	/s/ Maximilian Viessmann
	Name:	Maximilian Viessmann
	Title:	President and Chief Executive Officer

VIESSMANN KOMPLEMENTÄR B.V.

By:	/s/ Maximilian Viessmann
	Name:	Maximilian Viessmann
	Title:	President and Chief Executive Officer

VIESSMANN BETEILIGUNGS AG

By:	/s/ Maximilian Viessmann
	Name:	Maximilian Viessmann
	Title:	President and Chief Executive Officer

VIESSMANN ZWEITE BETEILIGUNGS B.V.

By:	/s/ Maximilian Viessmann
	Name:	Maximilian Viessmann
	Title:	President and Chief Executive Officer

/s/ Maximilian Viessmann
MAXIMILIAN VIESSMANN

VIESSMANN TRAEGER HOLDCO GMBH

By:	/s/ Maximilian Viessmann
Name: Maximilian Viessmann
Title: President and Chief Executive Officer